EXHIBIT 99-1
FOR IMMEDIATE RELEASE:

            California Amplifier to Acquire Vytek Corporation

             Acquisition Strengthens California Amplifier's
              Engineering Capability and Market Presence,
               and Diversifies Product and Customer Base

CAMARILLO, CA, December 23, 2003-- California Amplifier, Inc. (Nasdaq: CAMP) announced today that it has signed a definitive agreement to acquire Vytek Corporation. The acquisition represents a pivotal step in California Amplifier's strategic growth plan to diversify its customer base, expand its core engineering capability, and broaden its market offerings.

Vytek, a privately-held company headquartered in San Diego, California, is a provider of hardware and software solutions and services that enable wired and wireless access to information. Vytek has a diversified Fortune 1000 customer base consisting of world-class technology companies, consumer electronics companies, household names in retailing and distribution, and companies in various vertical markets such as healthcare and public safety. Vytek has approximately 280 employees with 10 offices nationwide, and has longstanding customer relationships dating back 18 years through its prior acquisitions.

In commenting on the acquisition, Fred Sturm, Chief Executive Officer of California Amplifier, stated, "Customers today are looking for total solutions for their communications needs. This acquisition will add strong complementary engineering capabilities, a world-class professional services team, and an expanded customer presence. Our goal will be to accelerate bringing our previously announced product technologies to market, and to leverage our expanded customer contact and solutions approach to drive new product initiatives."

Mr. Sturm continued, "The combined Company will have strong engineering development capabilities spanning firmware and software, digital processor-based design, and wireless system, RF and antenna design. This product development capability, combined with California Amplifier's high-volume manufacturing capability and Vytek's systems integration and professional services organization, will enable us to offer comprehensive solutions to our customers. As a result of this acquisition, our customer base will grow and diversify beyond satellite television and telecommunications service providers to include large and medium sized Enterprise customers, thereby expanding our market reach and distribution channels."

Commenting on the acquisition, Jim Ousley, Chief Executive Officer of Vytek, said, "We believe the combination of California Amplifier and Vytek is an excellent fit for all our stakeholders -- our customers, employees and shareholders. Integrating the resources of both companies will provide for the rapid expansion of our wired and wireless solutions into the marketplace."

For the unaudited eleven month period ended November 30, 2003, Vytek had revenues of approximately $38.4 million. During this period, Vytek generated approximately 40% of its revenues from wireless products and 60% of its revenues from software development and professional services. Vytek is backed by private equity investors including Charterhouse Group International, CIBC Capital Partners, Frontenac Company, Goldman Sachs, Mission Ventures and Mobius Venture Capital.

The terms of the definitive agreement provide that California Amplifier will acquire Vytek by merging it with and into a newly formed, wholly owned subsidiary of California Amplifier in exchange for fixed number of 8,200,000 shares of California Amplifier's common stock with an aggregate value of approximately $76.8 million at yesterday's closing stock price. California Amplifier and Vytek expect to complete the transaction during the first quarter of calendar 2004. The transaction is subject to customary closing conditions, including approvals by regulatory agencies and by the stockholders of Vytek and California Amplifier. The stockholders of Vytek will be asked to approve the merger, and the stockholders of California Amplifier will be asked to approve the issuance of the shares of its common stock in the transaction.

Certain stockholders of Vytek holding in the aggregate approximately 32% of the voting power of Vytek on an as-if-converted to common stock basis have signed voting agreements and irrevocable proxies committing to vote their shares of Vytek stock in support of the proposed merger. As a condition to the completion of the merger, the same Vytek stockholders are expected to sign lock-up agreements not to sell the shares of California Amplifier received by them in the merger for a period of 6 to 12 months after the closing. In addition, there will be a 15 month escrow of shares with an initial value of approximately $8 million to support any post-closing claims that California Amplifier may have under the definitive agreement. These escrowed shares could be sold under certain circumstances prior to the end of the escrow period and replaced with an equivalent amount of cash.

Given Vytek's cost structure and growth outlook, this transaction is anticipated to have a positive impact on gross margins and be accretive in California Amplifier's fiscal year 2006. Additional financial details will be made available in the Company's filings with the Securities and Exchange Commission.

California Amplifier will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the offer and sale of shares of its common stock in connection with the proposed merger under the Securities Act of 1933, as amended. The registration statement will contain important information and stockholders of Vytek should carefully read the registration statement and any amendments or supplements thereto before making a decision with respect to the proposed merger. California Amplifier will also file with the SEC a proxy statement in connection with the solicitation of proxies for use at a special meeting of its stockholders to approve the issuance of shares of its common stock in connection with the proposed merger. The proxy statement will contain important information and stockholders of California Amplifier should carefully read the proxy statement before making a decision with respect to the issuance of shares in the proposed merger. The officers and directors of California Amplifier may be deemed to be participants in connection with this solicitation of proxies. Copies of the registration statement and the proxy statement when filed may be obtained without charge at the SEC's website at www.sec.gov or from California Amplifier.

Statements in this release about the California Amplifier's future financial performance, customer relationships, initiatives to develop innovative wireless access solutions, anticipated business synergies, and the market potential of new products and service offerings are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Words such as "may", "will", "expects", "anticipates", "intends", "plans", "believes", "seeks", "could", "estimate" and variations of these words and similar expressions are intended to identify forward-looking statements. Factors that could cause or contribute to such differences may include, but are not limited to, the requirement that the transaction receive approval from California Amplifier's stockholders, the risk that the conditions relating to regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the integration of the businesses of California Amplifier and Vytek, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, the impact of competitive products, changes to the competitive environment, pricing pressures, supplier constraints, manufacturing yields, market acceptance of new products, and the viability and market acceptance of new technologies. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. More information about California Amplifier's risks is available in the Company's Annual Report on Form 10-K and other filings made from time to time with the Securities and Exchange Commission.

About VYTEK Corporation
VYTEK Corporation is a provider of technology integration solutions and wireless access hardware and software. Vytek has expertise in wireless technologies from 802.11a/b/g, Bluetooth and GPRS to RFID for next generation devices and products. Vytek provides engineering expertise in developing both software and hardware solutions that includes: Business & Technology Assessment; Prototype, Architect & Design Solutions; Services/Product Development; Integration & Implementation; and Support. Headquartered in San Diego, California with offices nationwide, Vytek serves both large and small clients in a variety of industries. More information can be found at www.vytek.com.

About California Amplifier, Inc.
California Amplifier designs, manufactures and markets a broad line of integrated microwave equipment used primarily in conjunction with satellite television and terrestrial broadband wireless and video applications. The Company's Satellite business unit designs and markets outdoor reception equipment for the U.S. Direct Broadcast Satellite (DBS) television market as well as a full line of consumer and commercial products for video and data reception. The Wireless Access business unit designs and markets integrated reception and two-way transmission fixed wireless equipment for broadband data and video applications. California Amplifier is an ISO 9001 certified company. For additional information, visit California Amplifier's web site at www.calamp.com.

For more information, contact:
       Crocker Coulson                    Rick Vitelle
       Partner                            Chief Financial Officer
       CCG Investor Relations             California Amplifier, Inc.
       (818) 789-0100                     (805) 987-9000
       crocker.coulson@coffincg.com
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